UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 11, 2011

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Gregory A. Silvestri Separation Agreement and Release of All Claims

As previously disclosed, on February 25, 2011, management of Apogee Enterprises, Inc. (“Apogee”) and Gregory A. Silvestri, Executive Vice President of Apogee and President of Viracon, Inc., a subsidiary of Apogee (“Executive”), agreed that Executive’s employment with Apogee would terminate effective as of March 11, 2011. On March 11, 2011, Executive resigned and entered into a Separation Agreement and Release of All Claims (the “Agreement”) with Apogee. Pursuant to the Agreement, Apogee will pay to Executive separation pay in the amount of $360,700, which is equal to 12 months of Executive’s most recent annual base salary, which will be paid in equal monthly installments. In addition, Apogee will pay Executive in one lump sum $28,606, which is an amount equal to 24 months of COBRA payments. Apogee further agreed to provide Executive with outplacement assistance, at a cost of up to a maximum amount of $20,000, and to pay Executive $2,000 for legal fees incurred by Executive in reviewing and negotiating the Agreement. Apogee will also pay Executive $17,861 for accrued and unpaid vacation pay.

Executive’s post-resignation eligibility for, and rights and obligations with respect to, any Apogee employee benefit as a past employee of Apogee under Apogee’s retirement and welfare benefit plans are as set forth in the plan documents and are based on his employment termination as of March 11, 2011, and his entitlement to the benefits for the period of his participation in such plans, and his rights thereunder, will be determined pursuant to the terms and conditions of such plans.

Pursuant to the Agreement, Executive agreed: (1) to keep certain information regarding Apogee and Apogee’s subsidiaries confidential, (2) not to solicit, directly or indirectly, any employee of Apogee or its subsidiaries to leave his or her employment through December 31, 2011, (3) not to serve as an advisor, principal, agent, partner, officer, director, stockholder, employee or member of any entity that engages in business similar to any phase of the Business (as defined in the Agreement) of Apogee or any of Apogee’s subsidiaries, or otherwise engage in, supervise or contribute any knowledge to any work that involves products or services that are competitive with or similar to a product or service offered by Apogee or any Apogee subsidiary through December 31, 2011, (4) not to solicit, directly or indirectly, from customers of Apogee or any of Apogee’s subsidiaries any orders for products or services that Apogee or any of Apogee’s subsidiaries is capable of performing or providing, and (5) not to induce, directly or indirectly, through December 31, 2011, any agent, independent contractor, vendor, supplier, customer or any other person or organization to terminate its relationship with Apogee or any of Apogee’s subsidiaries or to change the terms or conditions of such relationship to be less favorable to Apogee or any of its subsidiaries.

Subject to certain exceptions set forth in the Agreement, Apogee and Executive further agreed to release each other from any and all claims and causes of action of any kind that such party now has or may have had against the other party.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement and Release of All Claims between Apogee Enterprises, Inc. and Gregory A. Silvestri dated March 11, 2011.*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Patricia A. Beithon
Patricia A. Beithon General Counsel and Secretary

Date: March 17, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and Release of All Claims between Apogee Enterprises, Inc. and Gregory A. Silvestri dated March 11, 2011.*

*	Filed herewith

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